UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

SPHERIX INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	52-0849320
(State of incorporation of organization)	(IRS Employer Identification No.)

6430 Rockledge Drive, Westmoreland Building #503, Bethesda, Maryland	20817
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act: None

Securities to be registered pursuant to Section 12(g) of the Act: Preferred Share Purchase Rights

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

AMENDMENT NO. 1 TO FORM 8-A

We hereby amend the following items, exhibits or other portions of our Form 8-A filed on March 6, 2001, related to our Rights Agreement, as set forth below.

Item 1.    Description of Company’s Securities to be Registered

On December 20, 2010, Spherix Incorporated (the “Company”) and American Stock Transfer And Trust Company, LLC (the “Rights Agent”) executed an amendment (the “Amendment”) to the Rights Agreement dated as of November 16, 2001, between the Company and the Rights Agent (the “Rights Agreement”).

The Amendment extends the term of the Rights Agreement.  The Rights Agreement was scheduled to expire on December 31, 2010.  The Amendment extends the term of the Rights Agreement through December 31, 2012.

The Amendment is attached hereto as Exhibit 4.2, and the Rights Agreement is incorporated herein by reference.  The foregoing descriptions of the Rights Agreement and the Amendment do not purport to be complete and are qualified in its entirety by reference to such exhibits.

Item 2.    Exhibits

4.1	Rights Agreement, dated as of November 16, 2001 (incorporated by reference to Form 8-A filed on March 6, 2001).

4.2.	First Amendment To Rights Agreement, dated as of December 20, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SPHERIX INCORPORATED

Date: December 20, 2010	By:	/s/ Claire L. Kruger
Claire L. Kruger,
Chief Executive Officer and Chief Operating Officer

EXHIBIT INDEX

Exhibit

4.1	Rights Agreement, dated as of November 16, 2001 (incorporated by reference to Form 8-A filed on March 6, 2001).

4.2.	First Amendment To Rights Agreement, dated as of December 20, 2010.